Exhibit 99
----------


LA SALLE PARTNERS                      LEND LEASE CORPORATION
  Incorporated

FOR IMMEDIATE
RELEASE

               CONTACT:  Magnes Welsh-LaSalle Partners (312)228-2471
                       Alain Robinson-LaSalle Partners (404)240-2137 Jonathan Miller-Lend Lease Real Estate Investments (212)554-1967
              Jill Campbell-Lend Lease Corporation 011(612)9236-6065


     LA SALLE PARTNERS AND LEND LEASE COMPLETE COMPASS TRANSACTION
         CREATING THE LARGEST U.S. MANAGEMENT SERVICES COMPANY
                   New Management Services Team Announced


     CHICAGO, October 1, 1998 -- LaSalle Partners Incorporated (NYSE: LAP) and Lend Lease Corporation Limited (AUS: LLC) today announced that LaSalle has completed the acquisition of two Lend Lease real estate services businesses: COMPASS Management and Leasing with operations in the United States, Brazil and the United Kingdom, and the U.S. retail property management business. The combined businesses, now called LaSalle Partners Management Services, Inc,. creates the largest U.S. real estate management services company with approximately 400 million square feet of office, retail and industrial assets under management. Subject to the fulfillment of certain customary conditions including obtaining necessary real estate licenses, LaSalle expects to complete the acquisition of the Australian portion of the COMPASS business in the next few weeks.

     Consideration for the acquisition of all the businesses is $180 million with provisions for an earnout payment of up to $77.5 million over five years. The purchase is being financed by a new $175-million acquisition credit facility and borrowings on LaSalle's existing revolving credit facility.

     Headquartered in Chicago, the combined organization is equally divided between property management for institutional owners and facility management for corporate and other real estate owner-occupants. LaSalle now has improved geographic coverage to serve clients in nearly 190 markets in the United States and six key international markets. The acquisition enhances LaSalle's position as the facility management industry leader in the United States, by nearly doubling the size of its existing portfolio to 9,000 facilities, and significantly increases LaSalle's retail portfolio with the addition of 30 million square feet in 36 regional malls, shopping centers and community centers in 19 states.


MANAGEMENT SERVICES TEAM NAMED
______________________________

     Robert C. Spoerri, President and Chief Operating Officer of LaSalle Partners Incorporated, is also Chairman and Chief Executive Officer of LaSalle Partners Management Services. The Business has two Vice Chairmen:
Charles K. Esler, Jr., formerly the President and Chief Executive Officer of LaSalle Partners Management Services, and Gary R. Sligar, formerly Chairman and Chief Executive Officer of COMPASS. Bruce W. Ficke, formerly President of COMPASS, serves as President of Facility Management. Brian M. Ross is President of Leasing and Management; Paul Bryan is President of Development; and Tod D. Lickerman is President of Project Management. Mary
P. Taylor continues as Chief Financial Officer and Catherine W. Stephenson Continues as Chief Administrative Officer of LaSalle Partners Management Services.

                              -- more --

LA SALLE AND LEND LEASE COMPLETE COMPASS ACQUISITION -- Add one

     Lend Lease's global real estate advisory business, Lend Lease Real Estate Investments, was not part of the transaction. Also excluded were the investment management operations of Lend Lease's U.S. retail management business and its retail property and investment management businesses outside the United States.

     LaSalle Partners Incorporated, founded in 1968 and headquartered in Chicago, is a leading vertically integrated real estate services and investment firm providing investment management, management services, and corporate and financial services for public and private institutions and other real estate owners, users and investors worldwide. LaSalle Advisors Capital Management, Inc., the investment management subsidiary of LaSalle, is a leading global real estate advisory company with assets under management of approximately $14 billion in domestic and international investments, including approximately $3.9 billion outside the United States.

     Lend Lease Real Estate Investments manages $28.5 billion in real estate and mortgage portfolios for 350 institutional clients including the Equitable Life Assurance Society of the U.S. Headquartered in New York, the company operates in more than 30 major cities on five continents. It offers products and services in core real estate, enhanced return funds, REIT's, mortgages, and CMBS, investing in the United States and globally. Lend Lease Corporation Limited is and international property and financial services group with $44.1 billion in total funds under management worldwide. In addition to real estate investments, Lend Lease operates in the arenas of project management and construction, property development, funds management, life insurance, information technology, capital services and equity investments. As of June 30, 1998, the company had a $4.9 billion market capitalization.




Statements in this press release regarding, among other things, future financial results and performance, achievements, plans and objectives may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements involve known and unknown risks, uncertainties and other factors which may cause actual results, performance, achievements, plans and objectives of LaSalle Partners to be materially different from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially include those discussed under "Risk Factors" and elsewhere in LaSalle partners' prospectus filed as part of its registration statement (333-25741), under "Business," "Management's Discussion and Analysis of Financial Condition and Results of Operations," and elsewhere in LaSalle Partners' Annual Report or Form 10-K for the year ended December 31, 1997 and in other periodic reports filed with the Securities and Exchange Commission. Statements speak only as of the date of this release.

LaSalle Partners expressly disclaims any obligation or undertaking to update or revise any forward-looking statements contained herein to reflect any change in LaSalle Partners' expectations or results, or any change in events. Statements in this press release regarding parties other than LaSalle Partners are based upon representations of such other parties.












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